SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

eDiets.com, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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eDiets.com, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 4, 2003

Dear Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of eDiets.com, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., local time, on Tuesday, November 4, 2003, at The Hilton Deerfield Beach/Boca Raton, Deerfield Beach, Florida for the following purposes:

1. To elect five directors, each to serve for a one-year term;

2. To vote on a proposal to ratify the selection of the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on Friday, October 3, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

All stockholders are cordially invited to attend the Meeting in person. However, whether or not you plan to attend, please sign, date and mail promptly the enclosed proxy card in the enclosed return envelope. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

By order of the Board of Directors,

Robert T. Hamilton, Secretary

October 9, 2003

eDiets.com, Inc.

3801 W. Hillsboro Boulevard

Deerfield Beach, FL 33442

PROXY STATEMENT

This proxy statement, which is being sent to stockholders on or about October 9, 2003, is furnished in connection with the solicitation of proxies by the Board of Directors of eDiets.com, Inc., a Delaware corporation (the “Company”), for use at the forthcoming Annual Meeting of Stockholders to be held on Tuesday, November 4, 2003 (the “Meeting”), and at any adjournments thereof.

At the close of business on Friday, October 3, 2003, the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 17,854,168 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), the Company’s only class of securities entitled to vote at the Meeting.

Voting And Revocability Of Proxies

Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of Proposal 2, assuming that the total vote cast with respect to that Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as “withhold authority” or “abstain” on any matter, or if specific instructions are given that no vote be cast on any specific matter (a “Specified Non-Vote”), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted for the election of the five nominees for director, as provided in Proposal 1 below; FOR ratification of the selection of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2003 as provided in Proposal 2 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the “SEC”), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See “Other Matters” below.

1. ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of directors shall be such number as the Board may designate, from time to time, by resolution. Currently, the By-Laws allow for seven (7) directors. The Board of Directors has fixed the number of directors to be elected at the Meeting at five (5) and recommends to the stockholders the following five (5) nominees for election as directors of the Company:

David R. Humble

Lee S. Isgur

Isaac Kier

Ciaran G. McCourt

Pedro N. Ortega-Dardet

Each nominee has indicated his willingness to serve on the Board. If any nominee will be unable to serve, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than five (5) directors. The nominees who are elected at the Meeting will serve as directors of the Company until the 2004 Annual Meeting of Stockholders, or until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office.

The following table sets forth, as of October 3, 2003, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

Name, Age And Occupation	Director Since
David R. Humble, 67	1999

Has served as Chief Executive Officer since November 1999 except for the period from August through December 2000 when David J. Schofield served as Chief Executive Officer. Mr. Humble served as Chairman of the Board, President and Chief Executive Officer of eDiets, Inc. since he founded the company in March 1996.

Lee S. Isgur, 66	1999

Principal and Chief Financial Officer of Marché restaurant (Menlo Park, California) since 2001. Managing Partner of Corporate Counselors, a research and investment banking consulting firm since 1997. From 1994 to 1997, Mr. Isgur was Managing Director of Jeffries & Company, an investment-banking firm.

Isaac Kier, 50	1999

Served as the Company’s President, Chief Executive Officer and Chairman of the Board from 1992 until November 1999. Mr. Kier has been a general partner of Coqui Capital Partners, a venture capital firm licensed by the Small Business Administration as a small business investment company, since February 2000. Mr. Kier also serves on the board of directors of Montebello Brand Liquors, Inc. and Islanet, Inc. Since April 1997, he has been a principal of First Americas Partners, LLC, an investment partnership focusing on investments in North and

South America. From 1987 to 1997, he served as the Managing Partner of Dana Communications Limited, a non-wireline cellular licensee.

Ciaran G. McCourt, 40	2003

Has served as Managing Director of eDiets Europe Limited since 2000, when the Company formed a joint venture with Unislim Ireland Limited (“Unislim”) to expand its operations into Europe. Mr. McCourt served as Managing Director of Unislim from 1994 to 2000. Mr. McCourt holds a B.C.L. law degree from University College, Dublin, Ireland and Kings Inns, Dublin, Ireland and a BL, Barrister at Law.

Pedro N. Ortega-Dardet, 39	2003

Since 1997 has served as President of Skinmatics, Inc., which designs, manufactures and markets premium skin care products for the professional industry under the name Wilma Schumann Skin Care. Mr. Ortega-Dardet also serves as Director of the Esthetics Manufacturer and Distributors Alliance, is a member of other skin-care industry associations, has authored several skin-care industry articles and serves as the Editor of Skin and Body News, an industry newsletter. Mr. Ortega-Dardet holds a B.S. degree in Industrial Engineering and Operations Research from Syracuse University and an M.B.A. with a concentration in Finance and a minor in Marketing from the University of Miami.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS CAST THEIR VOTES FOR THE ELECTION OF EACH OF THESE NOMINEES.

Information Concerning Meetings and Certain Committees

The Board of Directors held thirteen (13) formal meetings during fiscal 2002, which ended December 31, 2002, and also conferred informally and took formal action by unanimous written consent on a number of additional occasions. The Board has the following standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee, as the Board of Directors as a whole studies the qualifications of prospective members and makes its recommendations to the stockholders of the nominees for election as the Company’s directors.

The Audit Committee’s members through October 2002 were Messrs. Kier, Isgur and James M. Meyer. Mr. Meyer did not stand for re-election to the Board of Directors in October 2002 and consequently, left the Board and Audit Committee in October 2002. Mr. Ortega-Dardet joined the Audit Committee in January 2003. Currently, the Audit Committee members are Messrs. Isgur, Ortega-Dardet and Kier and they are independent under The Nasdaq Stock Market, Inc.’s (“NASDAQ”) current listing standards. The primary role of the Audit Committee is to assist the Board in fulfilling the Board’s responsibility to oversee management’s conduct of the Company’s financial reporting process. The responsibilities and processes of the Audit Committee are more fully described in the Audit Committee Charter under which the Committee operates. The Audit Committee Charter, which was adopted by the Board, is attached as an appendix to this proxy statement. During fiscal 2002 the Audit Committee held five formal meetings. See “Additional Information—Report of the Audit Committee” below.

The Compensation Committee’s members through October 2002 were Messrs. Isgur and Meyer. Mr. Meyer did not stand for re-election to the Board of Directors in October 2002 and consequently, left the Board and the Compensation Committee in October 2002. Messrs. Kier

and Ortega-Dardet joined the Compensation Committee in January 2003. Currently, the Compensation Committee members are Messrs. Isgur and Ortega-Dardet. The Compensation Committee is responsible for administering the Company’s stock option plan and is authorized to review and approve specific executive compensation arrangements and other matters referred to it by the Board and to recommend policies respecting the compensation of executive officers of the Company generally. During fiscal 2002, the Compensation Committee conferred informally on a number of occasions.

The Executive Committee’s members through October 2002 were Messrs. Humble, Isgur and Matthew A. Gohd. Mr. Gohd did not stand for re-election to the Board of Directors in October 2002 and consequently, left the Board of Directors and the Executive Committee in October 2002. The Executive Committee members are currently, Messrs. Humble and Isgur. The Executive Committee exercises all the powers of the Board of Directors (except as limited by statute) when the Board of Directors is not in session. The Executive Committee met formally and conferred informally on a number of occasions during fiscal 2002.

During fiscal 2002, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served.

Director Compensation

Directors do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board and committee meetings. However, each non-employee director is granted the option to purchase 25,000 shares of the Company’s Common Stock pursuant to the Company’s Stock Option Plan (as amended and restated effective April 1, 2002). These options vest immediately and the exercise price is equal to the market price of the Common Stock on the date of grant. Upon their November 1999 appointment to the Board of Directors, Messrs. Isgur, Gohd, Meyer and Kier each received the option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $2.00 per share. Upon Mr. Ortega-Dardet’s appointment in July 2002, he received an option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $1.40 per share and in October 2002 Mr. McCourt received an option to purchase 25,000 shares of Common Stock that vested immediately at an exercise price of $1.09 per share. In addition, in November 1999 Messrs. Humble and Kier, members of the Company’s initial Executive Committee, each received upon their appointment a one-time option grant to purchase 100,000 shares of Common Stock that vested immediately at an exercise price of $2.00 per share.

Each non-employee Director is also granted the option to purchase 25,000 shares of the Company’s Common Stock, for committee service. These options vest over a two-year period and the exercise price is equal to the market price of the Common Stock on the date of the grant. No additional compensation is paid for service as a committee chair or for attendance at special meetings of the Board. Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

Directors who are officers of or employed by the Company are not additionally compensated for their Board and committee activities.

2. RATIFICATION OF SELECTION OF AUDITORS

The selection of Ernst & Young LLP (“E&Y”) to serve as independent auditors of the Company for the current fiscal year ending December 31, 2003, will be submitted to the stockholders of the Corporation for ratification at the Meeting. Representatives of E&Y will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

E&Y served as the Company’s independent auditors for the Company’s fiscal years ended December 31, 2002, 2001, and 2000.

The firm of E&Y has advised the Company that neither it nor any of its members has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by E&Y during the year ended December 31, 2002 were furnished at customary rates.

THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003 IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE FOR SUCH RATIFICATION.

3. OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an annual meeting if the Company has not received notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal.

ADDITIONAL INFORMATION

Executive Officers

David R. Humble, 67, has served as chairman of the Board since our merger with eDiets, Inc. in November 1999. He has also served as our Chief Executive Officer during this period except for the period from August through December 2000 when David J. Schofield was our Chief Executive Officer. Mr. Humble has also served as chairman of the Board, president and Chief Executive Officer of eDiets, Inc. since he founded that company in March 1996. From 1985 to 1987, he was the President, Chief Executive Officer and Director of CheckRobot, Inc., which developed a self-service checkout system for supermarkets. From 1968 to 1985, he served in a number of marketing and operations capacities with Sensormatic Electronics Corporations, which develops and markets electronic security and surveillance products, including Vice President/ Manufacturing and Vice President/ Future Products and was a member of its board of directors. Mr. Humble holds a number of technology patents, including the original electronics security tag found on garments in retail stores worldwide to protect against shoplifting.

Robert T. Hamilton, 39, has served as Chief Financial Officer and Treasurer since November 1999. From July 1995 to November 1999, Mr. Hamilton was Manager, Financial Reporting for Equinox Systems Inc., a public company engaged in the design and development of serial input/output communication devices. Prior to July 1995, Mr. Hamilton was an audit manager with Arthur Andersen LLP. Mr. Hamilton is also a certified public accountant.

Alison C. Tanner, 41, has served as Chief Strategy Officer and Director of Investor Relations since May 2002. Prior to joining the Company Ms. Tanner was Director of Investor Relations and Financial Media Relations at Sensormatic Electronics, a NYSE-listed global supplier of electronic security and surveillance products, from 1996 to 2000. Ms. Tanner also served as Senior Director of E-Business. Sensormatic was subsequently sold to Tyco International LTD. Before her work at Sensormatic, Ms. Tanner was Vice President, Director of Private Placements for Granite Capital, LP, a New York based equity-oriented limited partnership, from 1993 to 1996. Prior to Granite Capital Ms. Tanner worked from 1986 to 1993 at Fred Alger Management, Incorporated, a pension and mutual fund management firm, for one year as a Chartered Financial Analyst and subsequently as an Equity Portfolio Manager. Ms. Tanner spent 1985 to 1986 at Salomon Brothers, Incorporated, a leading investment bank, as a Mortgage-backed Security Analyst in New York, New York, and in 1983 to 1984 as a Registered Representative at Dean Witter Reynolds, Incorporated.

Beneficial Ownership Of Principal Shareholders And Management

The following table sets forth, as of October 3, 2003 (unless otherwise specified), certain information regarding beneficial ownership of Common Stock: (i) by each person who is known by us to beneficially own more than 5% of our outstanding shares; (ii) by each of our directors; (iii) by each executive officers or former executive officers named in the Summary Compensation Table appearing later in this proxy statement; and (iv) by all of our present directors and executive officers as a group. Such information is based upon information filed by such persons with the SEC or provided to the Company by such persons or by other sources believed to be reliable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
David R. Humble	8,030,064	(1)	44.4%
Isaac Kier	927,428	(2)	5.1%
Lee S. Isgur	298,000	(3)	1.7%
Pedro N. Ortega-Dardet	51,904	(4)	*
Ciaran G. McCourt	26,000	(5)	*
Robert T. Hamilton	195,000	(6)	1.1%
Steven E. Johnson	52,691	(7)	*
Alison C. Tanner	32,500	(8)	*
Christine M. Brown	75,750	(9)	*
Ronald L. Caporale	31,250	(10)	*
All directors and executive officers as a group (7 persons)	9,560,896		50.8%

*	Less than 1%
(1)	Includes 224,999 shares issuable upon exercise of vested stock options.
(2)	Includes 282,500 shares issuable upon exercise of stock options that are vested or exercisable within sixty days; 15,211 shares held by a charitable remainder trust of which Mr. Kier and his wife are the trustees; and

156,250 shares issued in the private placement to Coqui Capital Partners, L.P., of which Mr. Kier is the general partner. Mr. Kier disclaims beneficial ownership of shares held by Coqui Capital Partners, L.P. except for his proportional interest therein.

(3)	Includes 6,500 shares held by a revocable trust of which Mr. Isgur is the trustee and beneficiary, 11,000 shares held by members of his immediately family and 187,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.
(4)	Represents 14,404 shares received in connection with the merger of DietSmart, Inc. with and into eDiets.com, Inc. in 2001 and 37,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.
(5)	Includes 25,000 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.
(6)	Represents 195,000 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.
(7)	Includes 42,691 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days. Mr. Johnson left us in August 2003.
(8)	Represents 32,500 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days.
(9)	Represents 75,750 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days. Ms. Brown left us in October 2002.
(10)	Includes 31,250 shares issuable upon the exercise of stock options that are vested or exercisable within sixty days. Mr. Caporale resigned in December 2002.

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2002, 2001 and 2000 to or for: (i) the Company’s Chief Executive Officer; and (ii) each of the Company’s four other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2002 exceeded $100,000 (collectively, the “Named Officers”) for services rendered to the Company and its subsidiaries.

	SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION	ANNUAL COMPENSATION			LONG TERM AWARDS
	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMP ($)		SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPENSATION
David R. Humble,
Chairman and	2002	$247,720	—	$2,663	(1)	250,000	$7,500	(2)
Chief Executive	2001	250,000	—	2,625	(1)	—	—
Officer	2000	157,203	—	—		—	—
Robert T. Hamilton,	2002	$158,022	—	$2,523	(1)	—	—
Chief Financial	2001	114,231	—	2,625	(1)	63,000	—
Officer	2000	100,000	—	2,500	(1)	32,000	—
Steven E. Johnson,	2002	$157,801	—	$2,922	(1)	—	—
Chief Technology	2001	142,308	—	2,625	(1)	52,000	—
Officer (3)	2000	124,670	$10,000	1,346	(1)	62,998	—
Christine M. Brown,	2002	$138,035	—	$763	(1)	—	$12,895	(5)
Vice	2001	108,777	$6,000	675	(1)	63,000	—
President(4)	2000	80,383	—	433	(1)	47,000	—
Ronald L. Caporale,	2002	$147,672	$125,282	—		45,000	—
Executive Vice	2001	142,500	102,656	—		115,000	—
President(6)	2000	—	—	—		—	—
Alison C. Tanner, (7)
Chief Strategist,	2002	$94,772	—	$2,750	(1)	85,000	—
Director of	2001	—	—	—		—	—
Investor Relations	2000	—	—	—		—	—

(1)	Represents 401 (k) contributions made by us on their behalf.
(2)	Represents long term care benefits paid by us as required by Mr. Humble’s employment agreement.
(3)	Mr. Johnson left us in August 2003.
(4)	Ms. Brown’s employment was terminated in October 2002 without cause.
(5)	Amount represents the first installment of Ms. Brown’s $150,000 severance payment, the remainder of which was paid in January 2003.
(6)	Mr. Caporale joined us in January 2001 and resigned from the Company in December 2002.
(7)	Ms. Tanner joined us in May 2002 and was a consultant for the period of February 2002-April 2002.

Option Grants In Last Fiscal Year

The following table sets forth certain information concerning individual grants of stock options made during fiscal 2002 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company’s Stock Option Plan, as amended and restated effective April 1, 2002 .

	OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED (#)	% OF TOTAL OPTIONS/ SARS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SH)		EXPIRATION DATE
David R. Humble	250,000	32.6%	$2.50	(1)	01/24/2007

Robert T. Hamilton	—	—	—		—

Steven E. Johnson	—	—	—		—

Christine M. Brown	—	—	—		—

Ronald L. Caporale	45,000	4.2%	$1.75		12/23/2004

Alison C. Tanner	35,000	4.6%	$2.11		02/04/2005

(1)	Grant to Mr. Humble was subject to 3-year vesting and was issued in excess of the fair market value on the date of grant. Fair market value is calculated as the mean average of the “high” and “low” prices, if any, on the date of grant of the option.

Aggregate Options Exercised In Last Fiscal Year And Fiscal Year-End Options Values

The following table sets forth information concerning option exercises by Named Officers during fiscal 2002, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of December 31, 2002, the last day of fiscal 2002:

AGGREGATE OPTION EXERCISES FOR FISCAL 2002 AND YEAR END OPTION VALUES
NAME	SHARES ACQUIRED ON EXERCISE	VALUE ($) REALIZED	NUMBER OF UNEXERCISED OPTIONS AT DECEMBER 31, 2002 (#) EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2002 ($) EXERCISABLE/ UNEXERCISABLE (1)
David R. Humble	—	—	141,666 / 208,334	$	— / $ —
Robert T. Hamilton	—	—	163,500 / 31,500		$29,221 / $ 8,600
Steven E. Johnson	—	—	383,369 / 17,337		$193,888 / $ 3,467
Christine M. Brown	—	—	158,786 / 41,500		$87,216 / $11,339
Ronald L. Caporale	—	—	235,786 / 62,500		$223,572 / $ 9,991
Alison C. Tanner	—	—	47,500 / 37,500	$	— / $ —

(1)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2002, the fiscal year-end ($1.41 per share), multiplied by the number of shares underlying the option. Fair market value is calculated as the mean average of the “high” and “low” prices, if any, on the date of grant of the option.

Employment Agreements

In November 1999, the Company entered into a three-year employment agreement with Mr. Humble that automatically renews each year thereafter. He currently receives a base salary of $250,000 per year, which was increased from $150,000 in December 2000. He is also entitled to receive a bonus to be determined by the Compensation Committee, based on income before taxes. The employment agreement contains a non-competition provision for the term of employment and two years thereafter and a non-disclosure provision

On June 1, 2002, the Company entered into an employment agreement with each of Messrs. Hamilton, Caporale and Johnson and Ms. Brown. Each agreement has a term of two years commencing on the date of the agreement and provides for salaries to be reviewed on an annual basis. Each agreement provides for a base salary of $160,000. Currently, Mr. Hamilton receives a base salary of $180,000. Each agreement also provides for a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions in the event of termination for any reason other than “cause” (as defined identically in each agreement), death or disability or in the event of resignation for “good reason” (as defined identically in each agreement) following a “change of control.” “Change of control” is defined in each agreement to mean another person or entity owns more voting stock of the Company than Mr. Humble or Mr. Humble is no longer the Company’s Chairman or Chief Executive Officer. In addition, under the terms of each agreement, in the event of a change of control, all options granted to each executive shall immediately vest and become exercisable and the exercise period of each such option will be extended until the option expires. Each agreement contains covenants regarding disclosure and assignment of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement and for one year following termination for cause. However, if the termination is for a reason other than “cause,” the non-competition covenant terminates as of the executive’s termination date. Ms. Brown’s employment was terminated in October without cause and pursuant to the terms of her employment agreement, she was paid $12,895 in 2002 and $137,105 in 2003 in a lump sum payment. Mr. Caporale resigned in December, 2002.

On February 11, 2003, the Company entered into an employment agreement with Alison Tanner. Her agreement has a term of one and one-half years commencing on the date of the agreement and provides for annual base compensation of $164,000. Her agreement provides for her to salary to be reviewed on an annual basis and also provides for a lump sum payment of $150,000 plus a pro-rata portion of any earned but unpaid bonus and/or commissions in the event of termination for any reason other than “cause” (as defined in her agreement), death or disability or in the event of resignation for “good reason” (as defined identically in her agreement) following a “change of control”. “Change of Control” is defined in her agreement to mean to mean another person or entity owns more voting stock of the Company than Mr. Humble or Mr. Humble is no longer the Company’s Chairman or Chief Executive Officer. In addition, under the terms of each agreement, in the event of a change of control, all options granted to her shall immediately vest and become exercisable and the exercise period of each such option will be extended until the option expires. Ms. Tanner agreement contains covenants regarding disclosure and assignment of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement of discoveries to the Company, non-disclosure of confidential Company information and non-competition for the term of the agreement and for one year following termination for cause. However, if she is terminated for any reason other than “cause,” the non-competition covenant terminates as of the termination date.

Report of the Audit Committee

The Audit Committee’s (“Committee”) responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable laws and regulations and of the Company’s independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial information and other information provided to the Committee by such persons.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements for the three years ended December 31, 2002 were prepared in accordance with the Generally Accepted Accounting Principles (“GAAP”), and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and controls.

The Committee has discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations, of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In addition, the Committee has discussed with the independent auditors the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standard Board Standard No.1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services included below under “Independent Auditors and Fees” is compatible with maintaining their independence.

In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of eDiets for the three years ended December 31, 2002 be included for filing with the SEC in the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2002. The Committee has also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent auditors for 2003, and the Board concurred in its approval.

Audit Committee:

Isaac Kier

Lee S. Isgur

Pedro N. Ortega-Dardet*

*	Member of Audit Committee as of January 14, 2003.

Independent Auditors and Fees

The firm of Ernst & Young LLP served as the Company’s independent public accountants for fiscal 2002 and the Company anticipates that Ernst & Young LLP will serve as its independent public accountants for fiscal 2003, the Audit Committee having recommended the retention of Ernst & Young LLP as the Company’s independent public accountants for fiscal 2003. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

For the fiscal year ended December 31, 2002, fees paid by the Company for services provided by Ernst & Young LLP were as follows:

A.	Audit Fees	$125,500
B.	Audit Related Fees	$42,147
	(including consultations on accounting standards and transactions)
C.	Financial Information Systems Design and Implementation Fees	$0
D.	Other Fees	$22,185
	(including income tax and other services)

Certain Relationships And Related Transactions

David R. Humble, our founder and Chief Executive Officer, was awarded a U.S. patent in 2002 covering the means of using the Internet to provide an interactive link in a store for the purpose of providing retailers and manufacturers with information to measure the response of the consumers to sales and marketing information. He has granted us a royalty-free exclusive perpetual license to use the aspects of the invention under the patent that relates to our Internet marketing program.

In January 2001, the Company engaged a consultant, who is a partner of Mr. Isgur, one of the directors, in an unrelated business, to work with management for a one-year period to strategize and coordinate public and investor relations efforts for the Company. As compensation, the Company issued to the consultant 400,000 warrants with an exercise price of $0.75 per share. The warrants vested immediately and are exercisable through January 2004. The fair value of the warrants totaled approximately $158,000, which was recognized as consulting expense during the year ended December 31, 2001.

During 2002, 2001 and 2000, James Meyer, a former member of the Company’s Board of Directors, provided consulting services to the Company beyond his duties as a director. As compensation for these services, in January 2002, June 2001 and September 2000, the Company granted the director vested options to purchase 25,000, 25,000 and 50,000 shares of Common Stock at an exercise price of $1.75, $1.38 and $1.87 per share, respectively. Consulting expense of approximately $24,000, $20,000 and $54,000 was recognized for the fair value of the options for the years ended December 31, 2002, 2001 and 2000, respectively. Additionally, the former director earned royalties of approximately $44,000 and $19,000 for the years ended December 31, 2002 and 2001, respectively, related to eDiets companion program product sales.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (“reporting persons”) to file certain reports of ownership and changes in their ownership of the Company’s equity securities with the SEC.

As of the date of this report, based on a review of the copies of the forms received, the Company believes that all directors, officers and beneficial holders of more than 10% of the Company’s equity securities filed all reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2002. The following table provides information regarding any of the reports which were filed late during the year ended December 31, 2002.

Name of Reporting Person	Type of Report Filed Late	Number of Reports Filed Late	Number of Transactions Reported Late
Ciaran G. McCourt	Form 3	1	1
Ciaran G. McCourt	Form 4	1	1
Lee S. Isgur	Form 4	2	5
Isaac Kier	Form 4	1	1

Solicitation of Proxies

The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

Shareholder Proposals

In order to be eligible for inclusion in the Company’s proxy material for the 2004 Annual Meeting of Shareholders, shareholders’ proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than June 7, 2004.

Miscellaneous

A copy of the Company’s 2002 Annual Report on Form 10-KSB, the amended Form 10-KSB/A and the latest 2003 Quarterly Report on Form 10-QSB is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

Copies of exhibits to the Form 10-KSB also will be furnished upon request and the payment of a reasonable charge. All requests should be directed to the Secretary of the Company, 3801 W. Hillsboro Boulevard, Deerfield Beach, Florida 33442.

By order of the Board of Directors,

Robert T. Hamilton, Secretary

October 9, 2003

APPENDIX A

Audit Committee Charter

Purpose

The purpose of the Audit Committee of eDiets.com, Inc. (the “Corporation”) is to act on behalf of the board of directors and to oversee all material aspects of the organization’s financial reporting, control and audit functions, including but not limited to, reviewing the financial information to be provided to the Corporation’s shareholders, reviewing the systems of internal controls established by the Corporation’s officers and board of directors and selecting and evaluating the Corporation’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation’s financial statements. Consistent with this purpose, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee shall provide assistance to the directors of the Corporation in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation.

Membership

The Audit Committee shall be composed of not less than three (3) directors of the Corporation, each of whom is “independent” as such term is described in Item 7(d)(3)(iv) of Schedule 14A. Each Audit Committee member must be, or must become within a reasonable period of time after appointment, “financially literate,” which qualifications shall be determined by the board of directors. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise.

Meetings

The Audit Committee shall generally hold regular meetings at least quarterly but more frequently if circumstances make that preferable. The chairperson of the Audit Committee has the power to call an Audit Committee meeting in person or by conference call whenever he or she thinks there is a need. Audit Committee agendas shall be the responsibility of the chairperson, with input from the other members of the Audit Committee. The Audit Committee may designate subcommittees of one or more of its members to report to the full Audit Committee. The majority of the members of the Audit Committee shall constitute a quorum.

Duties and Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Select the independent auditors to audit the financial statements of the Corporation and its divisions and subsidiaries. The Audit Committee will also review and set any fees paid to the independent auditor and review and approve dismissal of the independent auditor.

•	Analyze and discuss with the independent auditors the fees charged to the Corporation for services rendered by the independent auditor.

•	Conduct an annual evaluation of the independence of the outside auditor, based in part on review and discussion of a formal written statement delineating all relationships between the auditor and the Corporation and any other relationships that may adversely affect the independence of the auditor.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and timely review of the Corporation’s quarterly reports, and the audit procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the Corporation’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee should periodically review the Corporation’s policy statements to determine their adherence to the code of conduct.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Establish policies and procedures for the engagement of outside auditors to provide non-audit services, including procedures for pre-approval of non-audit services permitted by law to be performed by the independent auditor outside the scope of the engagement letter, and consider whether the independent auditor’s performance of such services, together with any other non-audit services being performed, is compatible with the auditor’s independence.

•	Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

•	Review any material pending legal proceedings involving the Corporation and other contingent liabilities.

•	Review accounting and financial human resources and succession planning within the Corporation.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-QSB (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Review and discuss with management and the independent auditor any material financial or other arrangements of the Corporation which do not appear on the financial statements of the Corporation.

•	Establish policies and procedures providing for Audit Committee review and approval of any transactions or courses of dealing with parties related to the

Corporation.

•	Review and discuss with management and the independent auditors any accounting policies and estimates which may be viewed as critical to the Corporation and any significant changes in the accounting policies of the Corporation and accounting and financial proposals that may have a significant impact on the Corporation’s financial reports.

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

•	Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-KSB disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the Independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Audit Committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

PROXY

eDiets.com, Inc.

2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2003

The undersigned, revoking all prior proxies, hereby appoint(s) David R. Humble and Isaac Kier, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock of eDiets.com, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Hilton Deerfield Beach/Boca Raton, Deerfield Beach, Florida on November 4, 2003 at 9:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. Attendance of the undersigned at the Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate an intent to vote in person.

1. To elect five directors to the Board of Directors, each to serve for a one-year term:

FOR all nominees listed below	WITHHOLD AUTHORITY to vote
(except as marked to the contrary below*) ☐	for all nominees listed below ☐

David R. Humble

Lee S. Isgur

Isaac Kier

Ciaran G. McCourt

Pedro N. Ortega- Dardet

*(INSTRUCTION:	To withhold authority to vote for any individual nominee, strike out that nominee’s name above.)

2. To ratify the selection of the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003:

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as name appears hereon. Owners of jointly held shares should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.

Signature:

Date:

Signature:

Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.